SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 15, 2004

Diversified Corporate Resources, Inc.
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-13984 (Commission File Number)	75-1565578 (I.R.S. Employer Identification No.)
10670 North Central Expressway Suite 600 Dallas, Texas 75231 (Address of principal executive offices)
(972) 458-8500 (Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On January 15, 2004, Diversified Corporate Resources, Inc., (the "Company") issued a press release announcing that a directed verdict was entered in favor of the Company in connection with the Ditto Properties litigation, that the Company's Chief Financial Officer, Kenneth E. Dopher, has resigned and that Michael C. Lee, the Company's Director of Accounting and Finance, has been appointed interim Chief Financial Officer. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.
(c)	Exhibits.
	Exhibit No.	Description of Exhibit
	99.1	Press Release of Diversified Corporate Resources, Inc., dated January 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Corporate Resources, Inc. Registrant
Date: January 15, 2004	By:	/S/ J. Michael Moore J. Michael Moore Chief Executive Officer (Principal Executive Officer)